ISCO International Reports Financial Results for the Second Quarter 2006 and Upcoming Investor Call

ELK GROVE VILLAGE, IL -- 07/27/2006 -- ISCO International, Inc. (AMEX: ISO), a leading global supplier of radio-frequency management and interference-control systems for the wireless telecommunications industry, announced its second quarter results and shared information about an upcoming investor conference call.

Second Quarter Results

ISCO International's revenue for the second quarter of 2006 rose to $3.4 million from the $2.5 million achieved during the second quarter of 2005. Revenue for the first six months of 2006 was $4.8 million as compared to $5.8 million of the first half of 2005. ISCO also entered the third quarter with $1.8 million in order backlog, as compared to negligible backlog at the same point of 2005.

Net loss for the second quarter 2006 was $1.2 million as compared to the $0.8 million loss of the second quarter 2005. Net loss for the first half of 2006 was $2.9 million as compared to $1.3 million for the first half of 2005. Product gross margins were approximately 40% for the second quarter and first half of 2006, reflecting a change in product mix from margins of 46% for the first half of 2005.

Non-cash charges related to stock option expense, deprecation and amortization were approximately $0.4 million during the second quarter of 2006, compared to $0.3 for the same period in 2005, though the latter also included a $0.2 million patent charge that did not occur during 2006. Additionally, we accrued $0.2 million in interest expense during the second quarter of 2006, as we did during the second quarter of 2005.

"We received more than $5 million in customer orders during the second quarter," ISCO's President and CEO John Thode said. "We began the third quarter with backlog on par with last year's $2 million in Q3 revenue, so we are looking forward to building on our momentum." Thode added, "We continue to differentiate our product portfolio and expand our customer and geographic footprint as key strategic initiatives to grow our business. With the increase in customer orders during Q2, we are starting to see tangible benefits from these efforts."

Investor Call

An investor call will be held Wednesday, August 2nd, at 4:30pm eastern. To participate in the call domestically, dial 1-800-374-0113. International callers should dial 1-706-758-9607. The conference name is "ISCO." The call will be replayed for 30 days at 1-800-642-1687 (or 1-706-645-9291 for international callers), with a pass code of 3571038#.

Following the presentation, a short question and answer session will be held. Participants are asked to dial in 10 minutes prior to the beginning of the call. The call will be webcast live and then archived for 30 days. ISCO will provide a link to the call on its web site (www.iscointl.com) for both the live and archived versions. A copy of the webcast link will be provided at www.iscointl.com and is copied below.

Webcast link: http://www.b2i.us/external.asp?b=826&id=27123&from=du&L=e

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain additional financing in the future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property, the risks associated with foreign operations and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

                                          Three Months Ending
                                         June 30,       June 30,
                                           2006          2005
                                     -------------  -------------
                                               UNAUDITED

Net sales                            $   3,446,000  $   2,484,000
Costs and expenses:
  Cost of sales                          2,059,000      1,194,000
  Research and development                 474,000        555,000
  Selling and marketing                    852,000        445,000
  General and administrative             1,119,000        912,000
                                     -------------  -------------

Total costs and expenses                 4,504,000      3,106,000

Operating loss                       $  (1,058,000) $    (622,000)

Other income (expense):
  Interest income                           21,000          4,000
  Interest expense                        (194,000)      (193,000)
                                     -------------  -------------
Total other income (expense)         $    (173,000) $    (189,000)

Net loss                             $  (1,231,000) $    (811,000)

Basic and diluted loss per common
 share                               $       (0.01) $       (0.00)

Weighted average number of common
 shares outstanding                    184,411,000    162,491,000

                                           Six Months Ending
                                        June 30,       June 30,
                                         2006           2005
                                     -------------  -------------
                                               UNAUDITED

Net sales                            $   4,772,000  $   5,777,000
Costs and expenses:
  Cost of sales                          2,889,000      3,116,000
  Research and development                 938,000        901,000
  Selling and marketing                  1,483,000        812,000
  General and administrative             2,059,000      1,763,000
                                     -------------  -------------

Total costs and expenses                 7,369,000      6,592,000

Operating loss                       $  (2,597,000) $    (815,000)

Other income (expense):
  Interest income                           52,000          8,000
  Interest expense                        (386,000)      (486,000)
                                     -------------  -------------
Total other income (expense)         $    (334,000) $    (478,000)

Net loss                             $  (2,931,000) $  (1,293,000)

Basic and diluted loss per common
 share                               $       (0.02) $       (0.01)

Weighted average number of common
 shares outstanding                    183,993,000    161,535,000

Selected Balance Sheet Information:    (unaudited)
                                         June 30,     December 31,
                                          2006           2005
                                     -------------  -------------
  Cash and equivalents               $   5,557,000  $   3,486,000
  Working Capital excl. Debt         $   9,649,000  $   6,397,000
  Total Assets                       $  26,004,000  $  22,906,000
  Debt, short term and long term,
   including related accrued
   interest                          $  15,906,000  $  10,520,000
  Stockholders' Equity               $   8,408,000  $  10,531,000

Web site: http://www.iscointl.com

CONTACT:
Mr. Frank Cesario
PHONE: 847-391-9492
iscoir@iscointl.com